SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

March 25, 2003 (Date of earliest event reported)	Commission file number: 1-14005

Frisby Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	62-1411534 (I.R.S. Employer Identification No.)

3195 Centre Park Boulevard
Winston-Salem, North Carolina 27107
(Address of principal executive offices)
(Zip code)

(336) 784-7754
(Registrant’s telephone number, including area code)

Item 4. Changes in Registrant’s Certifying Accountants

      Effective March 31, 2003, Frisby Technologies, Inc. (the “Company”) has received notice of the resignation of its independent auditor, Ernst & Young LLP (“E&Y”).

      The reports of E&Y on the Company’s financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles. The report of E&Y for the year ended December 31, 2001 contained a going concern modification.

      In connection with the audits of the Company’s financial statements for each of the two fiscal years ended December 31, 2001, and in the subsequent interim period, there were no disagreements with E&Y on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the matter in its audit report. The Company requested E&Y to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter, dated April 7, 2003, is filed herewith as Exhibit 99.2.

Item 5. Other Events

      As previously disclosed, on January 16, 2003, Frisby Technologies, Inc. (the “Company” or the “Debtor”) filed a voluntary petition under Chapter 11 of the U. S. Bankruptcy Code in the United States Bankruptcy Court for the Middle District of North Carolina (the “Court”).

      On March 25, 2003, the Company filed with the Court its Second Monthly Report for the period of February 1, 2003 through February 28, 2003. The report is filed herewith as Exhibit 99.1. The report contains financial statements and other financial information that has not been audited or reviewed by independent accountants and may be subject to future reconciliation and adjustments.

      On March 25, 2003, the United States Bankruptcy Court for the Middle District of North Carolina entered an order authorizing the Debtor to retain the services of Womble Carlyle Sandridge & Rice, PLLC as Special Counsel pursuant to 11 U.S.C. §327 (e).

      On March 26, 2003, the United States Bankruptcy Court for the Middle District of North Carolina entered an order authorizing the continued employment of Mark D. Gillis and the firm of Anderson Bauman Tourtellot Vos & Co., Inc. as Chief Restructuring Officer to the Debtor subject to further notice and hearing.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a) Not applicable

(b) Not applicable

(c) Exhibits

      The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

99.1	Second Monthly Report of Debtor-in-Possession.
99.2	Letter from Ernst & Young LLP

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Frisby Technologies, Inc.

By: /s/ Mark D. Gillis Mark D. Gillis Chief Restructuring Officer

Date: April 7, 2003